                                                                                                              Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-11831 (amended by 333-113262), 333-05081,
333-53452 and 2-99863 on Form S-8 and No. 33-31782 on Form S-3 of Hancock Holding Company of our reports dated February 23,
2007, with respect to ( i ) the consolidated balance sheets of Hancock Holding Company as of December 31, 2006 and 2005, and the
related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2006; ( ii ) management's assessment of the effectiveness of internal control over financial reporting as of
December 31, 2006; and ( iii ) the effectiveness of internal control over financial reporting as of December 31, 2006, which reports are incorporated by reference in this Form 10-K.

Our report refers to changes in accounting for share-based payments, evaluating prior year misstatements, and defined benefit pension and postretirement benefit plans.

KPMG LLP

/s/ KPMG LLP

Birmingham, Alabama
February 23, 2007